UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2025

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5201 Congress Avenue, Suite 160, Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)
(561) 998-2232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:
    Title of each class                 Trading Symbol         Name of each exchange on which registered
Common stock, par value $0.0001 per share          CCRN            The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, the Board of Directors (the “Board”) of Cross Country Healthcare, Inc. (the “Company”) announced that, effective December 14, 2025 (the “Effective Date”), John A. Martins, the Company’s President and Chief Executive Officer (“CEO”), has separated from the Company (the “Separation”). Mr. Martins also ceased to serve as a member of the Board, and the size of the Board was reduced from seven members to six members.

In connection with the Separation and consistent with Sections 9(e) and 9(g) of his Employment Agreement with the Company, dated January 14, 2022, upon receipt of a fully effective and irrevocable waiver and release of claims against the Company and related parties, Mr. Martins will receive from the Company: (1) a cash severance payment equal to the sum of (a) two years of his base salary of $875,000, plus (b) an amount equal to two times the average actual bonus paid in the immediately prior three calendar years, with such cash severance payment payable in installments in accordance with the Company’s regular payroll practices for 24 months; (2) if continued benefits are elected by Mr. Martins in accordance with the Company’s policies, continued benefits for a period of 24 months; and (3) full vesting of all of Mr. Martins’ unvested equity awards, with his outstanding performance share awards vesting at target level performance.

On December 15, 2025, the Board also announced that Kevin C. Clark, the Company’s current Chairman of the Board, former CEO, and co-founder, was appointed President and CEO of the Company, effective as of the Effective Date (the “Appointment”). Mr. Clark will continue to serve as the Chairman of the Board. Mr. Clark’s biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) is set forth on page 2 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 27, 2025 (the “2025 Proxy Statement”) and is incorporated herein by reference. There are no family relationships between Mr. Clark and any director or executive officer of the Company. Other than the transactions disclosed on page 31 of the 2025 Proxy Statement, which are incorporated herein by reference, the Company has not entered into any transactions with Mr. Clark that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Clark and any other persons pursuant to which he was selected as the Company’s CEO.

The Company and Mr. Clark intend to enter into an employment agreement that will set forth the terms of Mr. Clark’s employment and compensation as President and CEO of the Company; however, the terms of Mr. Clark’s compensation have not been determined as of the date of this Current Report on Form 8-K. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

Item 7.01. Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release announcing the Separation and the Appointment. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibits 99.1 and is incorporated by reference herein. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1     Press Release, dated December 15, 2025
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	December 15, 2025	By:	/s/ William J. Burns
Name: William J. Burns
Title: Executive Vice President & Chief Financial Officer